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                                                                      EXHIBIT 11



CENTURY INDUSTRIES, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998



       -------------------------------------------------------------------------------------
                                                            Three Months
                                                           Ended Sept. 30,     Sept. 30,
                                                                1999              1998
       -------------------------------------------------------------------------------------
       Shares Outstanding.........................           14,098,000         7,931,000
       Weighted average shares outstanding........           14,098,000         7,931,000
       Net Income (Loss)  ........................          $   269,042        $ (248,233)
       Total Net Income (Loss) Available for
         Common Stockholders' ....................          $   0.02           $ (0.03)
                                                            ===========        ==========

CENTURY INDUSTRIES, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998



       -------------------------------------------------------------------------------------
                                                            Nine Months
                                                           Ended Sept. 30,     Sept. 30,
                                                                1999              1998
       -------------------------------------------------------------------------------------
       Shares Outstanding.........................           14,098,000         7,931,000
       Weighted average shares outstanding........           14,098,000         7,931,000
       Net Income (Loss)  ........................          $   462,042        $ (644,208)
       Total Net Income (Loss) Available for
         Common Stockholders' ....................          $   0.03           $ (0.07)
                                                            ===========        ==========